Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Northwest Airlines Corporation 2007 Stock Incentive Plan of our reports dated February 13, 2008, with respect to the consolidated financial statements of Delta Air Lines, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007 and the effectiveness of internal control over financial reporting of Delta Air Lines, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
November 5, 2008